Exhibit 99.1

Lexmark International completes year with 28 percent EPS growth

o Revenue and EPS records set for quarter and full year.
o Sixth consecutive quarter of double-digit hardware revenue growth achieved.
o Annual hardware revenue growth of 14 percent is the highest since 1998.

Lexington, Ky., Jan. 24, 2005 - Lexmark International, Inc. (NYSE: LXK) today announced record financial results for its fourth quarter and full year ended Dec. 31, 2004. Fourth quarter revenue was $1.544 billion, an increase of 13 percent compared to $1.370 billion last year. Laser and inkjet printer revenue increased 16 percent year over year and revenue from laser and inkjet supplies was up 13 percent. Diluted net earnings per share for the quarter were $1.18, up 12 percent compared to $1.05 in the same quarter last year.

"We are pleased to deliver record revenue and earnings that exceeded our expectations for the fourth quarter," said Paul J. Curlander, Lexmark chairman and chief executive officer. "This was a very good quarter for Lexmark. We achieved double-digit revenue growth in both hardware and supplies. Most importantly, we continued disciplined investment in our core strategic development and marketing initiatives to drive future growth, and delivered a 28 percent year-to-year increase in EPS for the full year."

Gross profit margin was 32.0 percent for the quarter versus 31.9 percent a year ago. An increase in the mix of printers was offset by improved product margins. Operating expenses, which included an approximate $15 million increase in advertising, were $297 million compared with $249 million in the prior year. Operating income was a record $197 million, up from $188 million last year.

Net cash provided by operating activities was $284 million in the fourth quarter. Capital expenditures for the quarter were $79 million. Lexmark repurchased 1,620,000 shares of its common stock during the quarter for $139 million. The company's remaining share repurchase authorization was approximately $901 million at year-end.

New multifunction  products are fast, flexible,  easy to use
Earlier this month, Lexmark announced three new powerful multifunction products that give businesses the ability to move documents seamlessly from paper to digital formats. The Lexmark X634e and Lexmark X634dte with estimated street prices of $2,899 and $3,699 respectively, deliver up to 45 page per minute performance and an easy-to-use color touch-screen display at a fraction of the cost of larger departmental devices. The compact Lexmark X632s with print speeds of up to 40 pages per minute is perfect for small enterprise workgroups and is affordably priced at $1,999.

Full-year financial results
Revenue for the 12 months ended Dec. 31, 2004 was $5.314 billion, an increase of 12 percent versus $4.755 billion in the same period of 2003. Gross profit margin was 33.7 percent, up 1.2 points from the prior year. Operating income was $732 million versus $594 million a year earlier, an increase of 23 percent. Net earnings per share on a diluted basis increased 28 percent in 2004 to $4.28. Net cash provided by operating activities for the year was $775 million. Full-year capital expenditures were $198 million. The company repurchased 3,220,000 shares in 2004 for $281 million.


Looking forward
In the first quarter of 2005, the company expects a year-over-year revenue growth rate of mid- to high-single digits and earnings per share of $0.95 to $1.05. This compares to earnings per share of $0.91 in the same quarter a year ago. The company believes that the strength of its product line and its supplies-driven business model will keep it well positioned for continued growth, however uncertainty in the economy and the potential for aggressive price competition continue.


                                       ###

Lexmark is hosting a conference call with securities analysts on Monday, Jan. 24, 2005, at 8:30 a.m. Eastern Time (888-338-6461). A live broadcast over the Internet and a complete replay of this call can be accessed from Lexmark's investor relations Web site at http://investor.lexmark.com.

Lexmark International, Inc. makes it easier for businesses and consumers to move information between the digital and paper worlds. Since its inception in 1991, Lexmark has become a leading developer, manufacturer and supplier of printing and imaging solutions for customers in more than 150 countries. Lexmark reported approximately $5.3 billion in revenue in 2004, and can be found on the Internet at www.lexmark.com.

Lexmark and Lexmark with diamond design are trademarks of Lexmark International, Inc., registered in the U.S. and/or other countries. Prices are estimated street prices in U.S. dollars.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties, including, but not limited to, the impact of competitors' products, aggressive pricing from competitors and resellers, market acceptance of new products and pricing programs, management of the company's and resellers' inventory levels, increased investment to support product development and marketing, the ability and/or incremental expense to produce and deliver products to satisfy customer demand, changes in a country's or region's political or economic conditions, currency fluctuations, financial failure or loss of business with a key customer, reseller or supplier, production and supply difficulties including disruptions at important points of exit and entry and distribution centers, competition in aftermarket supplies, unforeseen cost impacts, conflicts among sales channels, the outcome of pending and future litigation or governmental proceedings, intellectual property and other legal claims and expenses, difficulties or delays in software and information systems implementations, and other risks described in the company's Securities and Exchange Commission filings. The company undertakes no obligation to update any forward-looking statement.

                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                     (In Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                                                        Three Months Ended
                                                                                           December 31
                                                                                  -------------------------------

                                                                                         2004            2003
                                                                                         ----            ----

Revenue                                                                                $1,543.9        $1,369.5

Cost of revenue                                                                         1,049.9           932.8
                                                                                       --------        --------

         Gross profit                                                                     494.0           436.7
                                                                                       --------        --------


Research and development                                                                   85.7            70.4
Selling, general and administrative                                                       211.5           178.5
                                                                                       --------        --------
         Operating expense                                                                297.2           248.9
                                                                                       --------        --------


         Operating income                                                                 196.8           187.8


Interest income, net                                                                       (5.8)           (0.7)
Other (income) expense                                                                     (0.8)            1.0
                                                                                       --------        --------

         Earnings before income taxes                                                     203.4           187.5

Provision for income taxes                                                                 48.4            48.7
                                                                                       --------        --------
         Net earnings                                                                  $  155.0        $  138.8
                                                                                       ========        ========



Net earnings per share:
         Basic                                                                         $   1.20        $   1.08
                                                                                       ========        ========

         Diluted                                                                       $   1.18        $   1.05
                                                                                       ========        ========



Shares used in per share calculation:
         Basic                                                                            129.0           128.9
                                                                                       ========        ========

         Diluted                                                                          131.5           132.2
                                                                                       ========        ========



                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                     (In Millions, Except Per Share Amounts)
                                   (Unaudited)

                                                                                             Year Ended
                                                                                            December 31
                                                                                    -----------------------------

                                                                                         2004          2003
                                                                                         ----          ----

Revenue                                                                                $5,313.8      $4,754.7

Cost of revenue                                                                         3,522.4       3,209.6
                                                                                       --------      --------

         Gross profit                                                                   1,791.4       1,545.1
                                                                                       --------      --------


Research and development                                                                  312.7         265.7
Selling, general and administrative                                                       746.6         685.5
                                                                                       --------      --------
         Operating expense                                                              1,059.3         951.2
                                                                                       --------      --------


         Operating income                                                                 732.1         593.9


Interest income, net                                                                      (14.5)         (0.4)
Other (income) expense                                                                      0.1           0.8
                                                                                       --------      --------

         Earnings before income taxes                                                     746.5         593.5

Provision for income taxes                                                                177.8         154.3
                                                                                       --------      --------
         Net earnings                                                                  $  568.7      $  439.2
                                                                                       ========      ========



Net earnings per share:
         Basic                                                                         $   4.38      $   3.43
                                                                                       ========      ========

         Diluted                                                                       $   4.28      $   3.34
                                                                                       ========      ========



Shares used in per share calculation:
         Basic                                                                            129.7         128.1
                                                                                       ========      ========

         Diluted                                                                          132.9         131.4
                                                                                       ========      ========



                  LEXMARK INTERNATIONAL, INC. AND SUBSIDIARIES
             CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
                                  (In Millions)
                                   (Unaudited)


                                                                                           December 31                December 31
                                                                                              2004                        2003
                                                                                      -------------------         ------------------


ASSETS

Current assets:
         Cash and cash equivalents                                                         $  626.2                   $  744.6
         Marketable securities                                                                940.5                      451.5
         Trade receivables, net                                                               744.4                      615.4
         Inventories                                                                          464.9                      437.0
         Prepaid expenses and other current assets                                            224.9                      195.3
                                                                                           --------                   --------
                  Total current assets                                                      3,000.9                    2,443.8

Property, plant and equipment, net                                                            792.2                      715.9
Other assets                                                                                  331.2                      290.7
                                                                                           --------                   --------
                  Total assets                                                             $4,124.3                   $3,450.4
                                                                                           ========                   ========



LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Short-term debt                                                                   $    1.5                   $    1.1
         Accounts payable                                                                     670.6                      465.7
         Accrued liabilities                                                                  795.6                      716.5
                                                                                           --------                   --------
                  Total current liabilities                                                 1,467.7                    1,183.3


Long-term debt                                                                                149.5                      149.3
Other liabilities                                                                             424.2                      474.8
                                                                                           --------                   --------
                  Total liabilities                                                         2,041.4                    1,807.4
                                                                                           --------                   --------


Stockholders' equity:
         Preferred stock                                                                        -                          -
         Common stock and capital in excess of par                                          1,077.7                      958.0
         Retained earnings                                                                  2,663.7                    2,095.0
         Treasury stock, net                                                               (1,493.2)                  (1,213.5)
         Accumulated other comprehensive loss                                                (165.3)                    (196.5)
                                                                                           --------                   --------
                  Total stockholders' equity                                                2,082.9                    1,643.0
                                                                                           --------                   --------
                  Total liabilities and stockholders' equity                               $4,124.3                   $3,450.4
                                                                                           ========                   ========
